Exhibit 99.1

Company Contact:

Michael Anthofer
Chief Financial Officer
408-321-6711

Investor Relations:

Moriah Shilton
Sr. Director, Investor Relations
408-321-6713

Media Relations:

Judy Erkanat
Director, Media Relations
408-321-6751

TESSERA ANNOUNCES THE RESIGNATION OF BRUCE MCWILLIAMS FROM

THE BOARD OF DIRECTORS

SAN JOSE, Calif., Jan. 24, 2011 -- Tessera Technologies, Inc. (Nasdaq:TSRA) today announced that Bruce McWilliams, PhD, chief executive officer of SuVolta, Inc., has resigned as a member of Tessera's board of directors effective January 24, 2011, in order to devote his undivided time and attention to the needs of SuVolta's growing business.

"Bruce has been a valuable contributor to Tessera, both as a member of our board and as our former chief executive officer," said Tessera's chairman and chief executive officer Henry R. Nothhaft. "His leadership and insight have been great assets to Tessera, and I would like to thank him for many years of dedicated service."

McWilliams joined Tessera's board of directors in June 1999, and he served as the company's president and chief executive officer from June 1999 to July 2008 and as the company's chief strategy officer from August 2008 to April 2009.

"It has been personally and professionally gratifying to work with Tessera," McWilliams said. "I look forward to following the company's progress, and I wish the entire Tessera team the very best."

The company is currently conducting a search for his replacement.

Safe Harbor Statement
This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the resignation of Bruce McWilliams from Tessera's board of directors and to any future relationship between Tessera and McWilliams. Material factors that may cause results to differ from the statements made include delays, setbacks or losses relating to our intellectual property or intellectual property litigations, or any invalidation or limitation of our key patents; fluctuations in our operating results due to the timing of new license agreements and royalties, or due to legal costs; changes in patent laws, regulation or enforcement, or other factors that might affect our ability to protect our intellectual property; the risk of a decline in demand for semiconductor products; failure by the industry to adopt our technologies; competing technologies; the future expiration of our patents; the future expiration of our license agreements and the cessation of related royalty income; the failure or refusal of licensees to pay royalties; failure to achieve the growth prospects and synergies expected from acquisition transactions; and delays and challenges associated with integrating acquired companies with our existing businesses. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Tessera's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2009, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, include more information about factors that could affect the company's financial results. Tessera assumes no obligation to update information contained in this press release. Although this release may remain available on Tessera's website or elsewhere, its continued availability does not indicate that Tessera is reaffirming or confirming any of the information contained herein.

About Tessera

Tessera Technologies, Inc. invests in, licenses and delivers innovative miniaturization technologies that transform next-generation electronic devices. The company's micro-electronics solutions enable smaller, higher-functionality devices through chip-scale, 3D and wafer-level packaging technology, as well as high-density substrate and silent air cooling technology. Tessera's imaging and optics solutions provide low-cost, high-quality camera functionality for wafer-level cameras, compact camera modules and specialty micro-optics systems, and include image enhancement technologies, wafer-level packaging and micro-optic solutions. Tessera licenses its technologies, as well as delivers products based on these technologies, to promote the development of the supply chain infrastructure.  The company is headquartered in San Jose, California. For information call 1.408.321.6000 or go to www.tessera.com.

Tessera and the Tessera logo are trademarks or registered trademarks of Tessera, Inc. or its affiliated companies in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.